UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM
8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

September 24, 2019
Date of Report
(
Date of earliest event reported)

Hudson Pacific Properties, Inc.
Hudson Pacific Properties, L.P.
(Exact name of registrant as specified in its charter)

Hudson Pacific Properties, Inc.	Maryland	001-34789	27-1430478
Hudson Pacific Properties, L.P.	Maryland	333-202799-01	80-0579682
	(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11601 Wilshire Blvd., Ninth Floor Los Angeles, California		90025
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (310)
445-5700
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Hudson Pacific Properties, Inc.	Common Stock, $0.01 par value	HPP	New York Stock Exchange

Emerging growth company

Hudson Pacific Properties, Inc.	☐

Hudson Pacific Properties, L.P.	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Hudson Pacific Properties, Inc.	☐

Hudson Pacific Properties, L.P.	☐

This Current Report on Form
8-K
is filed by Hudson Pacific Properties, Inc., a Maryland corporation (the “Company”), and Hudson Pacific Properties, L.P., a Maryland limited partnership (the “Operating Partnership”), of which the Company serves as the sole general partner. Unless otherwise indicated or unless the context requires otherwise, references to “we” and “our” refer to the Company, the Operating Partnership and any other subsidiaries thereof.
Item 8.01.	Other Events.
Dividends Declared
On September 10, 2019, the Company announced that it will declare a quarterly dividend on its common stock of $0.25 per share for the third quarter of 2019. The dividend will be paid on September 30, 2019 to stockholders of record on September 20, 2019.
Portfolio Update
As of June 30, 2019, our portfolio (including consolidated and unconsolidated properties held through joint ventures) included office properties, comprising an aggregate of approximately 15.3 million square feet, and studio properties, comprising approximately 1.2 million square feet of sound-stage, office and supporting production facilities. We also own undeveloped density rights for approximately 3.1 million square feet of future office and residential space (including rights with respect to properties held through joint ventures).
We have experienced significant internal growth in our office portfolio since our initial public offering, or IPO, and over the last eight quarters in particular through strong leasing activity. During the period between the closing of our IPO in June 2010 through June 30, 2019, we have raised $1.9 billion of public equity. In that same time period, we have leased approximately 14.8 million square feet at 41% straight-line leasing spreads and 34% cash leasing spreads. Straight-line leasing spreads represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space expressed as a percentage of expiring leases. New leases are only included if the same space was leased within the previous 12 months. Cash leasing spreads represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space expressed as a percentage of expiring leases.
The table below sets forth the percentage of rentable square feet leased and straight-line leasing spreads in our in-service office portfolio as of and for the periods indicated.

	Three Months Ended
	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018	June 30, 2018	September 30, 2018	December 31, 2018	March 31, 2019	June 30, 2019
Percentage leased	90.8%	91.5%	92.1%	89.7%	89.7%	91.4%	93.0%	92.9%	94.1%
Straight-line leasing spreads	67.4%	45.7%	27.6%	34.9%	22.7%	28.4%	36.1%	32.9%	48.2%
As of June 30, 2019, our stabilized and in-service office portfolios were 96.4% and 94.1% leased, respectively. Stabilized properties refers to in-service properties that have reached 92.0% occupancy since the date they were acquired or placed under development or redevelopment. In-service properties excludes land, redevelopment, development and held for sale properties. As of June 30, 2019, we had eight land properties, one office redevelopment property, two development properties under construction, and two held for sale properties. We also employ a conservative approach to development and redevelopment. Development and redevelopment projects have only represented approximately 16.0% of our capital allocation since our IPO and estimated project costs as a percentage of our Company’s share of market capitalization have historically averaged approximately 5.0%.

Estimated project costs are based on management estimates and exclude capitalized interest, personnel costs and operating expenses. Gross assets represents the sum of total assets calculated in accordance with United States generally accepted accounting principles, or GAAP, plus accumulated depreciation and amortization.
The table below presents our top fifteen office tenants as of June 30, 2019.

	Total Leased Square Feet	Company’s Share (1)
Tenant (2)		Total Leased Square Feet	Percent of Rentable Square Feet	Annualized Base Rent (3)	Percent of Annualized Base Rent
Google, Inc. (4)	521,147	502,538	3.3%	$36,932,207	6.9%
Netflix, Inc. (5)	420,143	420,143	2.7	24,243,658	4.5
Riot Games, Inc. (6)	284,037	284,037	1.9	16,838,535	3.1
Nutanix, Inc. (7)	400,115	400,115	2.6	15,938,004	3.0
Qualcomm	376,817	376,817	2.5	14,080,898	2.6
Salesforce.com (8)	265,394	265,394	1.7	13,616,121	2.5
Square, Inc. (9)	469,056	257,981	1.7	12,324,641	2.3
Stanford University (10)	151,249	151,249	1.0	11,611,691	2.2
WeWork Companies, Inc. (11)	380,617	209,152	1.4	10,602,786	2.0
Uber Technologies, Inc. (9)	325,445	178,995	1.2	9,064,565	1.7
Dell EMC Corporation (12)	294,756	294,756	1.9	8,411,937	1.6
NFL Enterprises (13)	167,606	167,606	1.1	7,361,256	1.4
Regus (14)	150,081	150,081	1.0	6,477,329	1.2
Baker McKenzie (15)	70,030	70,030	0.5	5,969,752	1.1
GitHub, Inc. (16)	90,003	90,003	0.6	5,708,864	1.1

TOTAL	4,366,496	3,818,897	25.1%	$199,182,244	37.2%

(1)	Company’s Share is calculated as the total amounts on a consolidated basis, in accordance with GAAP (where applicable), plus the Company’s share of the amount from the Company’s unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest), minus the Company’s partners’ share of the amount from the Company’s consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). Because we own some of our properties through significant joint ventures, we believe that presenting the Company’s Share of certain measures provides investors with useful information regarding our financial condition and/or results of operations by accounting for our true economic interest in these joint ventures. In some cases, we exercise significant influence over, but do not control, the joint venture, in which case, GAAP requires us to account for the joint venture entity using the equity method of accounting, and we do not consolidate it for financial reporting purposes. In other cases, GAAP requires us to consolidate the joint venture even though our partner(s) owns a significant percentage interest.
(2)	Presented in order of Company’s Share of annualized base rent.
(3)	Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of June 30, 2019, by (ii) 12. Annualized base rent does not reflect tenant reimbursements. Annualized base rents related to Bentall Centre have been converted from CAD to USD using the foreign currency exchange rate as of June 28, 2019. Bentall Centre contains four Class A office towers totaling 1.3 million square feet, 120,000 square feet of retail space and undeveloped density rights for approximately 0.5 million square feet in Vancouver’s downtown financial district.
(4)	Google, Inc. expirations by square footage and property: (i) 207,857 square feet at 3400 Hillview expiring on November 30, 2021, (ii) 7,604 square feet at Rincon Center expiring on October 31, 2023, (iii) 97,872 square feet at Foothill Research Center expiring on February 28, 2025, (iv) 166,460 square feet at Rincon Center expiring on February 29, 2028 and (v) 41,354 square feet at Ferry Building expiring October 31, 2029. Google, Inc. may elect to exercise its early termination right at Rincon Center for 166,460 square feet effective April 15, 2025 by delivering written notice on or before January 15, 2024. At One Westside, Google, Inc. is expected to take possession of an additional 584,000 square feet during first quarter 2022. We own 75% of the ownership interest in the consolidated joint venture that owns One Westside.

(5)	Netflix, Inc. expirations by square footage and property: (i) 325,757 square feet at ICON and (ii) 94,386 square feet at CUE. Netflix, Inc. is anticipated to take possession of an additional 302,102 square feet at EPIC during fourth quarter 2019. Expiration date to be determined based on the commencement of the Netflix, Inc. lease at EPIC.
(6)	Riot Games, Inc. may elect to exercise its early termination right for the entire premises effective March 31, 2025 by delivering written notice on or before March 31, 2024.
(7)	Nutanix, Inc. expirations by square footage and property: (i) 189,084 square feet at 1740 Technology, (ii) 108,610 square feet at Metro Plaza, and (iii) 102,421 square feet at Concourse. At 1740 Technology, Nutanix, Inc. is expected to take possession of an additional: (i) 7,163 square feet during first quarter 2020, (ii) 3,198 square feet during fourth quarter 2020, and (iii) 6,413 square feet during second quarter 2022. At Concourse, Nutanix, Inc. is expected to take possession of an additional 28,930 square feet during fourth quarter 2019. All leases for Nutanix, Inc. will expire on May 31, 2024.
(8)	Salesforce.com expirations by square footage: (i) 83,016 square feet expiring on July 31, 2025, (ii) 83,372 square feet expiring on April 30, 2027, (iii) 93,028 square feet expiring October 31, 2028, and (iv) 5,978 square feet of month-to-month storage space. Salesforce.com may elect to exercise its early termination right with respect to 74,966 square feet between August 1, 2021 and September 30, 2021 by delivering written notice no later than September 30, 2020. Salesforce.com subleased 259,416 square feet at Rincon Center to Twilio Inc. during third quarter 2018. Effective January 30, 2019, we entered into an agreement to reimburse Salesforce.com approximately $6.3 million for costs incurred in connection with the sublease. We are entitled to recoup this cost from amounts paid pursuant to the sublease commencing February 1, 2019, with the expectation to be fully reimbursed by March 31, 2020. Thereafter, Salesforce.com will pay us 50% of any amounts received pursuant to the sublease.
(9)	We own 55% of the ownership interest in the consolidated joint venture that owns 1455 Market.
(10)	Stanford expirations by square footage and property: (i) Stanford Healthcare 63,201 square feet at Page Mill Center expiring June 30, 2019, (ii) Board of Trustees of the Leland Stanford Junior University 18,753 square feet at Page Mill Hill expiring August 31, 2019, (iii) Stanford University 26,080 square feet at Palo Alto Square expiring on December 31, 2019; and (iv) The Board of Trustees of the Leland Stanford Junior University 43,215 square feet at Page Mill Center expiring December 31, 2022.
(11)	WeWork Companies Inc. expirations by square footage and property: (i) 5,334 square feet at Palo Alto Square expiring June 30, 2019, (ii) 12,713 square feet at Foothill Research Center expiring June 30, 2022, (iii) 54,336 square feet at Hill7 expiring January 31, 2030, (iv) 95,567 square feet at Maxwell expiring July 31, 2031, (v) 66,056 square feet at 1455 Market expiring October 31, 2031, and (vi) 146,695 square feet at Bentall Centre expiring October 31, 2033. We own 55% of the ownership interest in the consolidated joint ventures that own Hill7 and 1455 Market, and 20% of the ownership interest in the unconsolidated joint venture that owns Bentall Centre.
(12)	Dell EMC Corporation expirations by square footage and property: (i) 185,292 square feet at 505 First expiring on October 18, 2021, (ii) 42,954 square feet at 505 First expiring on December 31, 2023, and (iii) 66,510 square feet at 875 Howard expiring on June 30, 2026. Dell EMC Corporation is expected to take possession of an additional 17,039 square feet at 875 Howard during third quarter of 2020 with an expected expiration on June 30, 2026.
(13)	NFL Enterprises by square footage and property: (i) 157,687 square feet at 10950 Washington and (ii) 9,919 square feet at 10900 Washington. NFL Enterprises may elect to exercise its early termination right with respect 167,606 square feet effective December 31, 2022 by delivering written notice on or before September 30, 2021.

(14)	Regus expirations by property and square footage: (i) 27,369 square feet at Techmart expiring April 30, 2020, (ii) 44,957 square feet at Gateway expiring March 31, 2022, (iii) 20,059 square feet at 11601 Wilshire expiring February 29, 2024, (iv) 9,739 square feet at Palo Alto Square expiring April 30, 2026, (v) 26,661 square feet at 95 Jackson expiring October 31, 2030, and (vi) 21,296 square feet at 450 Alaskan expiring October 31, 2030. Regus may elect to exercise its early termination right at 11601 Wilshire for 20,059 square feet effective February 28, 2021 by delivering written notice on or before February 28, 2020.
(15)	Baker McKenzie expirations by square footage: (i) 34,414 square feet expiring on September 30, 2019 and (ii) 35,616 square feet expiring on April 30, 2029.
(16)	GitHub, Inc. expirations by square footage and property (i) 54,673 square feet at 275 Brannan and (ii) 35,330 square feet at 625 Second.
The table below presents our office portfolio tenant industry diversification as of June 30, 2019.

	Company’s Share (1)
Industry	Total Square Feet (2)(3)	Annualized Base Rent as of Percent of Total (4)
Technology (5)	4,228,705	37.7%
Media & Entertainment	1,424,295	14.3
Business Services	1,120,744	10.3
Legal	721,485	9.1
Financial Services	792,933	7.4
Retail	562,318	5.3
Other	686,403	5.0
Government	197,753	2.2
Real Estate	241,965	2.1
Educational	168,274	1.9
Insurance	253,474	1.8
Healthcare	223,883	1.6
Advertising	170,559	1.3

TOTAL	10,792,791	100.0%

(1)	Company’s Share is calculated as the total amounts on a consolidated basis, in accordance with GAAP (where applicable), plus the Company’s share of the amount from the Company’s unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest), minus the Company’s partners’ share of the amount from the Company’s consolidated joint ventures (calculated based upon the partners’ percentage ownership interests).
(2)	Excludes signed leases not commenced.
(3)	Excludes 147,522 square feet occupied by Hudson Pacific Properties, Inc.
(4)	Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of June 30, 2019, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.
(5)	Our technology tenants largely consist of public and other well established companies. As of June 30, 2019, nearly half of our technology industry annualized base rent was attributable to tenants contributing less than 5% of technology industry annualized base rent and only five tenants individually contributed more than 5% of technology industry annualized base rent.

The table below presents certain information regarding our portfolio by market as of June 30, 2019.

		Company’s Share (1)
Market	Total Square Feet (2)	Annualized Base Rent (3)	Annualized Rent as of Percent of Total
Office:
Silicon Valley (4)	7,857,685	$278,771,685	47.9%
San Francisco	2,569,579	109,094,231	18.7
Los Angeles	4,576,933	101,428,920	17.4
Seattle	1,502,172	41,283,002	7.1
Vancouver	1,905,007	7,084,516	1.2
Studio:
Los Angeles	1,224,403	44,521,434	7.7

TOTAL	19,635,779	$582,183,788	100.0%

(1)	Company’s Share is calculated as the total amounts on a consolidated basis, in accordance with GAAP (where applicable), plus the Company’s share of the amount from the Company’s unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest), minus the Company’s partners’ share of the amount from the Company’s consolidated joint ventures (calculated based upon the partners’ percentage ownership interests).
(2)	Includes land.
(3)	Annualized base rent for the office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of June 30, 2019, by (ii) 12. Annualized base rent for the studio properties reflects actual base rent for the 12 months ended June 30, 2019. Annualized base rent does not reflect tenant reimbursements.
(4)	Includes 471,580 square feet of office space and 946,350 square feet of land at our Campus Center property, which was sold in July 2019.
The table below presents certain information regarding our stabilized and in-service office properties by market as of various acquisition dates and June 30, 2019.

Market	Percent Leased at Acquisition Date	Percent Leased at June 30, 2019 (1)(2)	Annualized Base Rent (3) at Acquisition Date per square foot	Annualized Base Rent at June 30, 2019 per square foot
Office:
Silicon Valley	85.7%	90.9%	$41.15	$51.50
San Francisco	83.0	97.5	30.53	57.06
Los Angeles	50.1	97.0	34.60	50.28
Seattle	76.5	96.3	23.82	32.13
Vancouver	98.2	98.2	25.55	25.55

(1)	Does not include signed leases not commenced.
(2)	Excludes 158,289 square feet occupied by Hudson Pacific Properties, Inc.
(3)	Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases as of June 30, 2019, by (ii) 12. Annualized base rent per square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under commenced leases as of June 30, 2019. Annualized base rent does not reflect tenant reimbursements.

The table below presents the lease expiration schedule for our office portfolio as of June 30, 2019.

		Company’s Share (1)
Year of Lease Expiration	Expiring Leases	Square Footage of Expiring Leases (2)(3)	Percentage of Office Portfolio Square Feet	Annualized Base Rent (2)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Square Foot (4)	Annualized Base Rent at Expiration	Annualized Base Rent Per Square Foot at Expiration (5)
Vacant		1,303,814	9.9%
2019 (6)	102	706,399	5.3	$33,709,731	5.7%	$47.72	$33,937,460	$48.04
2020	173	905,156	6.8	45,131,822	7.6	49.86	46,276,599	51.13
2021	160	1,319,058	10.0	59,820,466	10.0	45.35	63,288,064	47.98
2022	166	1,284,886	9.7	61,456,284	10.3	47.83	67,236,807	52.33
2023	110	1,353,195	10.2	59,479,989	10.0	43.96	67,258,486	49.70
2024	109	1,475,310	11.1	72,491,923	12.1	49.14	83,167,600	56.37
2025	41	948,211	7.2	48,931,909	8.2	51.60	59,127,858	62.36
2026	24	340,783	2.6	18,321,192	3.1	53.76	24,880,476	73.01
2027	19	404,501	3.1	21,980,928	3.7	54.34	28,121,134	69.52
2028	23	571,891	4.3	34,899,319	5.8	61.02	44,238,775	77.36
Thereafter	33	1,444,599	10.9	79,971,272	13.4	55.36	111,245,169	77.01
Building management use	24	147,649	1.1	—	—	—	—	—
Signed leases not commenced (7)	30	1,028,820	7.8	60,489,786	10.1	58.80	85,131,786	82.75

Total/Weighted Average	1,014	13,234,272	100.0%	$596,684,621	100.0%	$50.01	$713,910,214	$59.84

(1)	Company’s Share is calculated as the total amounts on a consolidated basis, in accordance with GAAP (where applicable), plus the Company’s share of the amount from the Company’s unconsolidated joint ventures (calculated based upon the Company’s percentage ownership interest), minus the Company’s partners’ share of the amount from the Company’s consolidated joint ventures (calculated based upon the partners’ percentage ownership interests).
(2)	Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) as of June 30, 2019, by (ii) 12. Annualized base rent does not reflect tenant reimbursements. Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of June 30, 2019.
(3)	Total expiring square footage does not include 38,802 square feet of month-to-month leases.
(4)	Annualized base rent per square foot for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of June 30, 2019.
(5)	Annualized base rent per square foot at expiration for all lease expiration years is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under commenced leases, divided by (ii) square footage under commenced leases as of June 30, 2019.
(6)	Excludes 22,553-square foot management office occupied by Hudson Pacific Properties, Inc. The management office is being reflected under building management use in the table above.
(7)	Annualized base rent per leased square foot and annualized base rent per square foot at expiration for signed leases not commenced reflects uncommenced leases for space not occupied as of June 30, 2019 and is calculated as (i) base rental payments (defined as cash base rents (before abatements)) under uncommenced leases for vacant space as of June 30, 2019, divided by (ii) square footage under uncommenced leases as of June 30, 2019.

We evaluate performance based upon, among other things, property net operating income, or NOI, from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.
The table below presents consolidated net income and same-store office net operating income on a cash basis for the periods presented (in thousands).

	YTD Same-Store		2018 Same-Store		2017 Same-Store		2016 Same-Store		2015 Same-Store
	Six Months Ended June 30,		Year Ended December 31,
	2019	2018	2018	2017	2017	2016	2016	2015	2015	2014
Consolidated Net income (Loss)	$(24,072)	$72,254	$111,781	$94,561	$94,561	$43,758	$43,758	($16,082)	($16,082)	$23,522
Interest expense	50,902	39,834	83,167	90,037	90,037	76,044	76,044	50,667	50,667	25,932
Interest income	(2,032)	(75)	(1,718)	(97)	(97)	(260)	(260)	(124)	(124)	(30)
Unrealized gain on non-real estate investment	—	(928)	(928)	—	—	—	—	—	—	—
Unrealized loss on ineffective portion of derivative instrument	—	—	—	70	70	1,436	1,436	—	—	—
Transaction-related expenses	128	118	535	598	598	376	376	43,336	43,336	4,641
Other (income) expense	(75)	(723)	(822)	(2,992)	(2,992)	(1,558)	(1,558)	62	62	(14)
Gains on sale of real estate investments	—	(39,602)	(43,337)	(45,574)	(45,574)	(30,389)	(30,389)	(30,471)	(30,471)	(5,538)
Loss from unconsolidated real estate investments	85	—	—	—	—	—	—	—	—	—
Net (income) loss from discontinued operations	—	—	—	—	—	—	—	—	—	164
Impairment loss	52,201	—	—	—	—	—	—	—	—	—
General and administrative	36,438	31,767	61,027	54,459	54,459	52,400	52,400	38,534	38,534	28,253
Depreciation and amortization	138,111	121,259	251,003	283,570	283,570	269,087	269,087	245,071	245,071	72,216
Net Operating Income	$251,686	$223,904	$460,708	$474,632	$474,632	$410,894	$410,894	$330,993	$330,993	$149,146
Non-Same-Store net operating income	(71,553)	(59,781)	(166,267)	(185,545)	(187,134)	(148,817)	(254,905)	(193,845)	(196,973)	(15,960)
One-time lease termination revenue	—	—	—	—	—	—	—	—	—	(1,687)
One-time lease termination non-cash write-off	—	—	—	—	—	—	—	—	—	77
One-time tenant recoveries	—	—	—	—	—	—	—	—	—	(3,340)
Property tax expense adjustments	—	—	—	—	—	—	—	—	—	4,201

	YTD Same-Store		2018 Same-Store		2017 Same-Store		2016 Same-Store		2015 Same-Store
	Six Months Ended June 30,		Year Ended December 31,
	2019	2018	2018	2017	2017	2016	2016	2015	2015	2014
Same-Store Net Operating Income	$180,133	$164,123	$294,441	$289,087	$287,498	$262,077	$155,989	$137,148	$134,020	$132,437
Same-Store Studio net operating income	(17,349)	(16,002)	(24,411)	(22,112)	(22,112)	(20,593)	(20,593)	(15,406)	(15,406)	(13,732)
Same-Store Office Net Operating Income	$162,784	$148,121	$270,030	$266,975	$265,386	$241,484	$135,396	$121,742	$118,614	$118,705
Cash basis adjustment to office net operating income	(16,956)	(10,884)	(15,866)	(21,498)	(12,626)	(17,801)	(11,106)	(8,768)	(7,556)	(16,037)
One-time tenant improvement cost reimbursement	—	—	—	(3,232)	(3,232)	—	—	—	—	—
Same-Store (1) Office Cash Net Operating Income	$145,828	$137,237	$254,164	$242,245	$249,528	$223,683	$124,290	$112,974	$111,058	$102,668
Growth	6.3%		4.9%		11.6%		10.0%		8.2%

(1)	Same-store for each of the years ended December 31, 2018, 2017, 2016, 2015 and 2014 refers to the office properties that were owned and included in our stabilized portfolio as of January 1 of the prior year and still owned and included in our stabilized portfolio as of December 31 of such year. Same-store for each of the six months ended June 30, 2019 and 2018 refers to the office properties that were owned and included in our stabilized portfolio as of January 1 of the prior year and still owned and included in our stabilized portfolio as of June 30 of such year.
We have also experienced significant internal growth in our studio portfolio with same-store studio cash net operating income increasing 62% from our IPO through 2018. In addition, as of June 30, 2019, more than half of the stage and production office square footage in studio properties was subject to leases with maturities of three years or longer. The following table presents and reconciles consolidated net income and same-store studio net operating income on a cash basis the periods presented (in thousands).

	Six Months Ended June 30,		Twelve Months Ended December 31,
	2019	2018	2018	2010 (IPO Year)
Consolidated Net (Loss) Income	$(24,072)	$72,254	111,781	$(2,682)
Loss from unconsolidated joint ventures	85	—	—	—
Interest expense	50,902	39,834	83,167	8,831
Interest income	(2,032)	(75)	(1,718)	(59)
Unrealized gain on non-real estate investment	—	(928)	(928)	—
Unrealized gain on ineffective portion of derivative instrument	—	—	—	(347)
Realized gain/loss on foreign currency exchange, net	—	—	—	—
Transaction-related expenses	128	118	535	4,273
Other (income) expense	(75)	(723)	(822)	192
Gains on sale of real estate	—	(39,602)	(43,337)	—
Impairment loss	52,201	—	—	—
General and administrative	36,438	31,767	61,027	4,493
Depreciation and amortization	138,111	121,259	251,003	15,912
Office Net Operating Income	$(233,194)	$(207,902)	$(425,697)	$(16,291)
Non-Same-Store Studio net operating income	(1,143)	—	(10,600)	—
Cash basis adjustment to studio revenue	(661)	(430)	(1,219)	—
Same-Store Studio (1) Cash Net Operating Income	$16,688	$15,572	$23,192	$14,322
Growth	7.2%		61.9%

(1)	Same-store for each of the years ended December 31, 2018 and 2010 refers to the Sunset Bronson Studios and Sunset Gower Studios properties that were owned and included in our stabilized portfolio as of January 1, 2010 and still owned and included in our stabilized portfolio as of December 31, 2018. Same-store for each of the six months ended June 30, 2019 and 2018 refers to the studio properties that were owned and included in our stabilized portfolio as of January 1 of the prior year and still owned and included in our stabilized portfolio as of June 30 of such year.

As of June 30, 2019, our portfolio consists of 56 properties, including six properties held through our consolidated and unconsolidated joint ventures. As such, we believe it is valuable to present certain financial information based on the “Company’s Share” of these measures, which are non-GAAP financial measures that are calculated as the consolidated amount calculated in accordance with GAAP, plus our share of the amount from the our unconsolidated joint ventures (calculated based upon our percentage ownership interest), minus our partners’ share of the amount from our consolidated joint ventures (calculated based upon the partners’ percentage ownership interests). Financial information presented as “Company’s Share” is calculated on a property-by-property basis by applying our percentage economic interest to each applicable line item of that property’s financial information. “Company’s Share” information is not, and is not intended to be, a presentation in accordance with GAAP. We believe that presenting “Company’s Share” of these measures provides useful information regarding the our financial condition and/or results of operations because we have several significant joint ventures, and in some cases exercise significant influence over, but do not control, the joint venture, in which case GAAP requires that we account for the joint venture entity using the equity method of accounting and we do not consolidate it for financial reporting purposes. In other cases, GAAP requires that we consolidate the joint venture even though our partner(s) owns a significant percentage interest. We do not control the unconsolidated joint ventures and do not have a legal claim to our joint venture partners’ share of assets, liabilities, revenue and expenses. Because a substantial portion of our properties are held through joint ventures, we believe this form of presentation, which presents our economic interests in our overall portfolio, provides investors valuable information regarding our portfolio, its composition, performance and capitalization.
As of June 30, 2019, we own the following properties through consolidated joint ventures: (1) 1455 Market, (2) Hill7, (3) 10850 Pico, (4) One Westside and (5) the Ferry Building. All of information in this paragraph regarding our joint ventures is as of June 30, 2019. 1455 Market consists of 1,034,977 square feet with an annualized base rent of $50.8 million and we own 55% of the joint venture. Hill7 consists of 285,310 square feet with an annualized base rent of $10.9 million and we own 55% of the joint venture. Hill7 is encumbered by $101.0 million of indebtedness at an interest rate of 3.38% until November 6, 2026 at which time the interest rate will increase monthly and debt service will include principal payments with a balloon payment at maturity, which is November 6, 2028. One Westside and 10850 Pico are held by a consolidated joint venture of which we own 75% and is subject to in-substance defeased debt of $136.6 million at an interest rate of 4.47% with a maturity date of October 1, 2022. 10850 Pico consists of 95,987 square feet with an annualized base rent of $2.6 million and One Westside is currently undergoing redevelopment with an estimated square feet of 584,000. The Ferry Building consists of 268,018 square feet with an annualized base rent of $24.5 million and is encumbered by $66.1 million of debt with an interest rate of 4.50% and a maturity date of October 9, 2028 that is attributable to our joint venture partner. We own 55% of the Ferry Building joint venture.
Our sixth joint venture, the Bentall Centre property, is held through an unconsolidated joint venture of which we own 20% and, as of June 30, 2019, consists of 1,455,007 square feet with an annualized base rent of $35.4 million. The Bentall Centre property is encumbered by CAN$ 630.0 million of debt at an interest rate of LIBOR plus 175 basis points with a maturity date of July 1, 2024.

The following tables present and reconcile the Company’s Share of net debt and debt for the periods presented (in thousands).

	As of (Actual)
	Q2 2019	Q4 2018	Q4 2017	Q4 2016	Q4 2015	Q4 2014	Q4 2013	Q4 2012	Q4 2011	Q4 2010	Q2 2010
Total Unsecured and Secured Debt, net	$2,834,785	$2,623,835	$2,421,380	$2,688,010	$2,260,716	$918,059	$931,308	$582,085	$399,871	$342,060	$94,020
Unamortized deferred financing cost	18,023	15,898	17,209	19,829	19,039	—	—	—	—	—	—
Unamortized loan cost, net	(2,709)	648	722	—	(1,310)	(3,056)	(5,320)	(1,201)	(1,965)	(643)	280
Debt related to held for sale property	—	—	—	—	—	42,449	—	—	—	—	—
Company’s Share of unconsolidated joint venture debt	96,226	—	—	—	—	—	—	—	—	—	—
Partner’s Share of consolidated joint venture debt	(45,450)	(45,450)	(45,450)	(121,050)	(75,330)	(75,747)	(76,139)	(2,257)	—	(51,940)	—
Total Company’s Share of Unsecured and Secured Debt	$2,900,875	$2,594,931	$2,393,861	$2,586,789	$2,203,115	$881,705	$849,849	$578,627	$397,906	$289,477	$94,300
Cash and cash equivalents	(48,172)	(53,740)	(78,922)	(83,015)	(53,551)	(17,753)	(30,356)	(18,904)	(13,705)	(48,875)	(84,509)
Company’s Share of Net Debt	$2,852,703	$2,541,191	$2,314,939	$2,503,774	$2,149,564	$863,952	$819,493	$559,723	$384,201	$240,602	$9,791

	As of (Actual)
	Q2 2019	Q4 2018	Q4 2017	Q4 2016	Q4 2015	Q4 2014	Q4 2013	Q4 2012	Q4 2011	Q4 2010	Q2 2010
Unsecured Debt	$2,485,000	$2,275,000	$1,975,000	$2,025,000	$1,555,000	$280,000	$155,000	$55,000	$0	$111,117	$0
Company’s Share of Secured Debt	415,875	319,931	418,861	561,789	648,115	601,705	694,849	523,627	397,906	178,360	94,300
Total Company’s Share of Unsecured and Secured Debt	$2,900,875	$2,594,931	$2,393,861	$2,586,789	$2,203,115	$881,705	$849,849	$578,627	$397,906	$289,477	$94,300
The following table presents and reconciles the Company’s Share of gross assets for the periods presented (in thousands).

	As of (Actual)
	Q2 2019	Q4 2018	Q4 2017	Q4 2016	Q4 2015	Q4 2014	Q4 2013	Q4 2012	Q4 2011	Q4 2010	Q2 2010
Total Assets	$7,486,666	$7,070,879	$6,622,070	$6,678,998	$6,254,035	$2,340,885	$2,131,274	$1,559,690	$1,152,791	$1,004,576	$621,780
Accumulated Depreciation	792,485	695,631	533,498	419,368	269,074	134,657	116,342	85,184	53,329	27,113	21,442
Accumulated depreciation related to held for sale	5,916	—	15,913	4,582	3,650	7,904	—	—	—	—	—
Partner’s share of gross assets	(444,590)	(406,815)	(163,559)	(289,075)	(194,809)	(128,740)	(127,795)	(3,897)	—	(94,606)	—
Company’s share of depreciation of the unconsolidated assets	331	—	—	—	—	—	—	—	—	—	—
Company’s Share of Gross Assets	$7,840,808	$7,359,695	$7,007,922	$6,813,873	$6,331,950	$2,354,706	$2,119,821	$1,640,977	$1,206,120	$937,083	$643,222

As of June 30, 2019, we had 744,900 shares of unvested restricted stock outstanding and our operating partnership had 488,351 unvested performance units outstanding. In addition, an aggregate of 1,390,645 shares of our common stock and operating partnership units would be issuable in respect of our existing outperformance programs and our one-time performance-based retention awards, in each case, based on the applicable performance criteria that would have been satisfied had such performance been measured as of June 30, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
September 24, 2019

Hudson Pacific Properties, Inc.

By:	/s/ Mark T. Lammas
Mark T. Lammas
Chief Operating Officer, Chief Financial Officer and Treasurer

Hudson Pacific Properties, L.P.

By:	Hudson Pacific Properties, Inc.
Its General Partner

By:	/s/ Mark T. Lammas
Mark T. Lammas
Chief Operating Officer, Chief Financial Officer and Treasurer